                                                                EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 27/th/ day of FEBRUARY, 1998, between CTC Communications Corp, a Massachusetts Corporation, (the"Company"), which term shall include any successor corporation, and STEVEN C. JONES (the "Executive'').

                             W I T N E S S E T H:
                             -------------------

WHEREAS, the Executive has certain skills and experiences which will prove beneficial to the Company in managing the finances of the Company and assisting in the strategic planning and implementation of the Company's current and future strategies; and

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company on the terms and subject to the considerations set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.   EMPLOYMENT:
     ----------

(a)  Position.  The Company hereby employs the Executive and the Executive
     --------
     hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth. Beginning on the Officer Election Date (as defined in Section 2(c) hereof), the Executive shall be elected as an officer of the Company and shall have the title and responsibilities of Executive Vice President, Chief Financial Officer and Director of Corporate Development.

(b)  Reporting and Duties.  The Executive shall report directly to the Company's
     --------------------
     Chief Executive Officer ("CEO") or to the Company's Board of Directors (the "Board"). The Executive shall be required to devote his full business time, attention and effort to the Company's business and affairs and perform diligently such duties as are customarily performed by executives in similar positions with companies similar in character or size to the Company, all subject to the direction of the CEO or the Board, together with such other duties as may be reasonably requested from time to time by the CEO or the Board, which duties shall be consistent with his positions as set forth above. The Executive agrees to use all of his skills and business judgment and render services to the best of his ability to serve the interests of the Company. Subject to the terms of Section 9, nothing in this Agreement shall preclude Executive from serving on community and civic boards, participating in industry associations, or otherwise engaging in other non-commercial activities which do not unreasonably interfere with his duties to the Company. Notwithstanding the preceding sentence, the Company acknowledges and agrees that the Executive shall be entitled to continue participating in any current or future business ventures with his spouse so long as such business ventures do not unreasonably interfere or conflict with his duties to the Company.

(c)  Support Services.  The Executive shall be entitled to all of the
     -----------------
     administrative, operational and facility support customary for a similarly situated executive. This support shall include, without limitation, a suitably appointed private office, access to a secretary or administrative assistant, direct access to a Bloomberg Financial Markets terminal, and payment of or reimbursement for reasonable cellular telephone expenses, expenses of the Executive maintaining his professional license and standing and any and all other business expenses reasonably incurred on behalf of or in the course of performing duties for the Company, all documented in accordance with the expense reimbursement policies established from time to time by the Company and in effect for other similarly situated executives. The Executive agrees to provide such documentation of these expenses as may be reasonably required.

2. TERM AND EFFECTIVE DATE:
   -----------------------

     (a)  Term.  Unless earlier terminated as herein provided, the Executive's
          -----
          employment with the Company hereunder shall commence at the Effective Date and shall end on the last day of the "Term". For purposes of this Agreement, the "Term" of this Agreement shall mean an initial three year period, plus any extensions made as provided in this Section 2. On each anniversary of the Effective Date, the Term shall automatically be extended for an additional year unless, not later than ninety (90) days prior to any such anniversary, the Company or the Executive shall have given notice not to extend the Term. For purposes of this Agreement, the "Employment Period" (which in no event shall extend beyond the Term) shall mean the period during which Executive has an obligation to render services hereunder, as described in Section 1(b) hereof, taking into account any Notice of Termination (as defined in Section 7(a) hereof) which may be given by either the Company or the Executive. Nothing in this Section shall limit the right of the Company or the Executive to terminate the Executive's employment hereunder on the terms and conditions set forth in Sections 5, 6, 7, and 8 hereof.

     (b)  Effective Date of Employment. The Effective Date of Employment under
          ----------------------------
          this Agreement shall be February 27th, 1998 or as soon thereafter as Executive is able to start using his best efforts (the "Effective Date of Employment" or the "Effective Date").

     (c)  Officer Election Date. Beginning on April 1/st/, 1998 or as soon
          ---------------------
          thereafter as is reasonably possible using the Company's best efforts, the Company shall elect the Executive as an officer of the Company with the title Executive Vice President, Chief Financial Officer, and Director of Corporate Development. From the Effective Date of Employment until April 1, 1998, the Executive shall be an employee, but not an officer, of the Company.

     (d)  Leave of Absence.  The Company acknowledges and agrees that the
          ----------------
          Executive shall have a leave of absence without pay in the Spring/Summer of 1998 for approximately 10 weeks. The Executive agrees to be reasonably available by phone during such leave of absence.

3.   COMPENSATION AND BENEFITS:
     -------------------------

     Throughout the Term the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Section 3, and the additional compensation and benefits set forth in Sections 8 and 10, as applicable.

     (a)  Base Salary.  During the term hereof, the Company shall pay to the
          -----------
          Executive a "Base Salary," payable in accordance with the Company's usual pay practices for executive officers (and in any event no less frequently than monthly), at a minimum rate of $150,000 per annum, which shall be reviewed annually by the Company's Board and which may be increased, but not decreased.

     (b)  Annual Bonus.  Subject to the provisions of paragraph 8, the Executive
          ------------
          shall receive a cash bonus for each fiscal year, or part thereof, that he is employed by the Company. Such cash bonus in any given year shall be conditioned upon the Executive having met certain annual performance objectives stipulated by the Company's CEO or the Board and communicated to the Executive in writing at least nine months prior to the end of any given fiscal year and shall be payable within 30 days after the end of such fiscal year. The final amount of any cash bonus in any given year shall be determined solely at the discretion of the Board, provided, however, that the Executive's bonus for any given fiscal year during the Term of this Agreement shall be a minimum of $75,000.

     (c)  Stock Options.  The Executive shall be entitled to participate, at a
          -------------
          level appropriate to his positions with the Company, in any stock option plan or stock-based compensation plan which the Company maintains from time to time. The Company agrees that it will take such actions as are necessary (including, without limitation, amendment of the Employees Incentive Stock Option Plan, the 1985 Stock Option Plan, the 1993 Incentive Stock Option Plan, and/or the 1996 Stock

Option Plan (such existing plans as hereinafter referred to as the "Existing Stock Option Plans") or create a new stock option plan as may be necessary) to assure the following:

          (i) The Executive is awarded effective as of the date of this Agreement qualified incentive stock options to purchase 300,000 common shares of the Company (the "Options"). Such Options shall have a ten year term and the strike price shall be equal to 100% of the closing per share price of the Company's common stock at the close of the trading day on the date of this Agreement. The Company acknowledges and agrees that it will waive any provisions in any existing or newly created incentive stock option plans that the Executive be an employee of the Company for a minimum of six months prior to granting such Options. The Options shall vest in equal 25% increments according to the following schedule:

                        Option Shares Represented     Vesting Date
                       -------------------------     -------------
                       75,000                        April 1, 1998
                       75,000                        March 31, 1999
                       75,000                        March 31, 2000
                       75,000                        March 31, 2001

          The Company acknowledges that the award of the Options to purchase the above 300,000 common shares is based upon the premise that: (a) the Company has issued and outstanding approximately ten (10) million common shares as of the date hereof; (b) total common shares purchasable with respect to options available under the Company's Existing Stock Option Plans do not exceed three (3) million common shares as of the date hereof; and (c) there are no other equity or equity-linked securities (including, without limitation, convertible notes, convertible preferred stock, warrants, options, or any other type of security that consists of any type of right to purchase common shares; such equity or equity-link securities hereinafter referred to as "Equity Securities") outstanding as of the date hereof.

          (ii) To the extent a change of control provision is not already provided for in any existing or newly created incentive stock option plans in a manner which is satisfactory to the Executive and consistent with the terms of this Agreement, the Company shall modify such existing or newly created stock option plans such that all Options or Future Stock Benefits (as defined in Section 8(b) hereof) held by the Executive shall become fully vested and exercisable and all restrictions upon any restricted shares held by the Executive will lapse immediately prior to a Change of Control as defined in Section 4 of this Agreement.

          (iii) That the Company's Existing Stock Option Plans or future stock option plans contain certain antidilution provisions that stipulate that any event which effects the common shares of the Company in such a way that an adjustment of the Options or Future Stock Benefits is appropriate in order to prevent dilution of the rights of the Executive under the Options or Future Stock Benefits (including, without limitation, any dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Company shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of common shares of stock of the Company (or other securities) which may thereafter be issued upon exercise of the then outstanding Options or Future Stock Benefits and adjustments to the exercise price of all such Options and Future Stock Benefits. To the extent the Company's Existing Stock Option Plans do not contain such antidilution provisions or a reasonable proxy thereto, the Company shall work with the Executive to find a mutually agreeable solution.

          (iv) Each grant of Options or Future Stock Benefits shall be evidenced by a separate Option Grant Agreement which shall be satisfactory to the Executive and executed within thirty (30) days of (a) the Effective Date of this Agreement in the case of the Options or (b) the grant date in the case of Future Stock Benefits.

     (c)  Relocation Expense.  If the Executive decides to permanently relocate
          ------------------
          himself and his family to the Boston, MA area or such other area as mutually agreed upon with the Company (the "Permanent Relocation"), the Company shall reimburse the Executive for all reasonable relocation expenses, up to $30,000, incurred with respect to the relocation of the Executive and his family. Notwithstanding the above, the Company shall reimburse the Executive for all reasonable commuting expenses until a Permanent Relocation occurs. The Company shall also reimburse the Executive for all reasonable expenses which he may incur with respect to establishing and maintaining temporary living quarters in the Boston area, or such other area as mutually agreed upon, until a Permanent Relocation occurs. If any such relocation, commuting, or living quarters expenses are treated as taxable income to the Executive, the Company shall make an additional payment to the Executive which shall make him whole with respect to the imposition of any federal, state, or local income tax on such taxable income.

     (d)  Insurance.  Beginning on the Effective Date, the Company shall provide
          ---------
          the Executive such life, medical, hospitalization, disability and dental insurance for the Executive, and as appropriate for, his spouse and eligible family members, as is in accordance with the Company's policy for seniors officers of the Company. The Company acknowledges and agrees that it will waive any waiting period for new employees.

     (e)  Retirement and Other Benefit Plans.  The Executive shall be eligible
          ----------------------------------
          to participate in all retirement and other benefit plans of the Company generally available from time to time to employees and for senior executives of the Company and for which the Executive qualifies under the terms thereof, without regard to his tenure at the Company. The Executive shall also be entitled to participate in any equity or other employee benefit plans and other fringe benefits that are generally available to executive officers or directors from time to time, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

4.   CHANGE OF CONTROL:
     -----------------

     (a)  Definition.  For the purposes of this Agreement,  a "Change of
          ----------
          Control" shall be deemed to have occurred if any of the events set forth in any of the following paragraphs (i) - (iv) shall have occurred:

          (i) if any Person (as defined in Section 4b hereof) or Group is or becomes the Beneficial Owner (as defined in Section 4c hereof), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities, except with respect to current officers or directors.

          (ii) if during any period of two consecutive years, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to the applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities

          (iv) if the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (b) For purposes of this Agreement, "Person" and "Group" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities.

     (c) For purposes of this Agreement, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     (d) In the event of a Change of Control, all unvested Options (as defined in Section 3(c)(i) hereof) Future Stock Benefits (as defined in
          Section 8(b) hereof) shall immediately vest.

5.   TERMINATION BY THE COMPANY:
     --------------------------

The Executive's employment hereunder may be terminated as follows:

     (a)  Death.  The Executive's employment shall terminate upon his death.
          -----
          Upon such termination, the Executive's estate or designated beneficiary, as the case may be, shall become entitled to the payments provided in Section 8(b) hereof.

     (b)  Permanent Disability.  If, as a result of the Executive's incapacity
          --------------------
          due to physical or mental illness (as determined by a medical doctor mutually agreed to by the Executive or his legal representative and the Company), the Executive shall have been absent from his duties hereunder on a full-time basis for either one hundred eighty (180) consecutive days or for an aggregate two hundred ten (210) days within a consecutive 12 month period and, within (30) days after Notice of Termination is given, shall not have returned to the performance of his duties hereunder on a full-time basis ("Permanent Disability"), the Company may terminate the Executive's employment for Permanent Disability. Upon such a termination, the Executive shall become entitled to the payments provided in Section 8(c) hereof.

   (c)    Cause.  The Company may terminate the Executive's employment hereunder
          -----
          for "Cause" (as defined in this Section 5(c)). Upon such a termination, the Executive shall become entitled to the payments provided in Section 8(d) hereof. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

          (i) the willful (or grossly negligent) and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the Executive has delivered a "Notice of Termination for Good Reason" as defined in Section 6(a) hereof, or during a "Window Period" as defined in Section 6(b) hereof) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

          (ii) the active participation by the Executive in an act or series of acts of willful malfeasance or gross misconduct, recklessness or gross negligence which a reasonable person would expect to have a material adverse effect on the Company; or

          (iii) any breach by the Executive of any of the provisions of Section 9 hereof; or

          (iv) the Executive's being convicted of, or pleading guilty to, a felony.

          For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Further, unless the Executive has been convicted of, or pleaded guilty to, a felony, the Executive shall not be deemed to have been terminated without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause,
          (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that, in the good faith opinion of a majority of the Board, the Executive was guilty of conduct set forth above in clauses (i), (ii), or (iii) of this Section 6(c), and specifying the particulars thereof in reasonable detail.

     (d)  Without Cause.  The Company may terminate the Executive's employment
          -------------
          hereunder without Cause at any time. Upon such a termination, the Executive shall become entitled to the payments and benefits provided in section 8(e) hereof.

6.  TERMINATION BY THE EXECUTIVE:
    ----------------------------

     (a)  Termination for Good Reason.  The Executive may terminate his
          ----------------------------
          employment hereunder at anytime for "Good Reason". Upon such Termination For Good Reason, the Executive shall become entitled to the payments and benefits provided in Section 8(e) hereof. For the purposes of this Agreement, the definition of "Good Reason" shall include: (i) any significant diminution in Executive's title, duties and responsibilities or such title, duties and responsibilities are otherwise diminished such that they no longer reflect the title, duties and responsibilities customary for a Chief Financial Officer and/or Director of Corporate Development, which diminution is not cured within thirty (30) days after notice from the Executive, (ii) the Company (or any successor thereto) hires or appoints a person, other than Executive, to the position (or functional equivalent, regardless of actual title) of Chief Financial Officer and/or Director of Corporate Development, (iii) any failure of the Company to pay any compensation to the Executive within thirty (30) days of the Executive's notice to the Company that payment is overdue; and/or (iv) the Company's breach of a material term or condition of this Agreement, and the Company's failure to correct such breach within thirty (30) days after the Executive's notice thereof (specifying in reasonable detail the particulars of such noncompliance).

     (b)  Termination During a Window Period.  The Executive may terminate his
          ----------------------------------
          employment hereunder without Good Reason by giving a Notice of Termination during a "Window Period", which for purposes of this Agreement, shall mean the sixty (60) day period beginning with the first day following the ninety (90) day period which immediately follows a Change of Control. Upon a Window Period termination, the Executive shall become entitled to the payments and benefits provided in Section 8(e) hereof.

     (c)  Termination Without Good Reason Outside a Window Period.  The
          -------------------------------------------------------
          Executive may terminate his employment hereunder without Good Reason and outside of a Window Period, upon giving thirty (30) days written notice to the Company. In the event of such a termination, the Executive shall comply with any reasonable request of the Company to assist in providing for an orderly transition of authority, but such assistance shall not delay the Executive's termination of employment longer than sixty (60) days beyond the giving of the Executive's Notice of Termination. Upon such a termination, the Executive shall become entitled to the payments provided in Section 8(f) hereof.

7.   TERMINATION NOTICES, TIMING, AND DISPUTES:
     ------------------------------------------

     (a)  Notice of Termination.  Any purported termination of the Executive's
          ---------------------
          employment (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (b)  Date of Termination.  For purposes of this Agreement, "Date of
          -------------------
          Termination" shall mean the following: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to Section 5(b) or 5(d) hereof, thirty (30) days after the Notice of Termination is given; (iii) if the Executive's employment is terminated pursuant to
          Section 5(c) hereof, the date specified in the Notice of Termination;
          (iv) if the Executive's employment is terminated pursuant to Section 6(a) or 6(b) hereof, thirty (30) days after the Notice of Termination is given; and (v) if the Executive's employment is terminated pursuant to Section 6(c) hereof, the date determined in accordance with said Section.

     (c)  Dispute Concerning Termination.  If within fifteen (15) days after any
          ------------------------------
          Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7(c)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier to occur of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by the final determination of an arbitration panel in accordance with
          Section 11(g), which is not subject to appeal; provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

     (d)  Compensation During Dispute.  Except in the event of Termination for
          ---------------------------
          Cause by the Company, I if the Date of Termination is extended in accordance with Section 7(c) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary and Annual Bonus) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7(c) hereof. Amounts paid under this Section 7(d) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.


8.   COMPENSATION DURING DISABILITY OR UPON TERMINATION:
     ---------------------------------------------------

     (a)  Disability Period.  During any period during the Term hereof that the
          -----------------
          Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary, (ii) remain eligible to receive an Annual Bonus under Section 3(b) hereof, and (iii) participate in the plans and arrangements described in Section 3(e) and 3(f) hereof (except to the extent such participation is not permitted under the terms of such plans and arrangements).

     (b)  Termination By Death:  If the Executive's employment is terminated by
          --------------------
          death, the Executive's estate shall be entitled to receive as soon as is practicable after the date of death: (i) any accrued but unpaid salary and other benefits up to and including the date of Executive's death, and (ii) life insurance benefits pursuant to any life insurance purchased by the Company for the benefit of the Executive. In addition, any unvested Options and any other unvested options, restricted stock or stock appreciation rights which may be granted after the date of this Agreement (such future options, restricted stock or stock appreciation rights hereinafter being referred to as "Future Stock Benefits") shall vest immediately.

     (c)  Termination For Permanent Disability:  If the Executive's employment
          ------------------------------------
          is terminated by the Company for Permanent Disability, the Executive shall be entitled to receive any accrued but unpaid salary and other benefits up to and including the date of the Executive's termination. In addition, any unvested Options pursuant to Section 3(c) and any other unvested Future Stock Benefits shall vest immediately.

     (d)  Termination for Cause. If the Executive's employment is terminated by
          ---------------------
          the Company for Cause, the Company shall not have any other or further obligations to the Executive under this Agreement except (i) as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement to the date of termination, and (ii) as may be provided in accordance with the terms of retirement and other benefit plans pursuant to Section 3(e) and 3(f).

     (e)  Termination Without Cause, Termination For Good Reason, and
          -----------------------------------------------------------
          Termination During a Window Period.  If the Executive's employment
          -----------------------------------
          hereunder is terminated (1) by the Company without Cause, (2) by the Executive for Good Reason, or (3) by the Executive during a Window Period, then:

          (i) As soon as practicable after the Date of Termination, but no later than ten (10) days after such date, the Company shall pay to the Executive any amounts earned, accrued or owing the Executive under the terms hereunder for services to the Date of Termination.

          (ii) As soon as practicable after the Date of Termination, but no later than ten (10) days after such date, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (A) any Annual Bonus which has been allocated or awarded to the Executive, but not yet paid, for a completed fiscal year preceding the Date of Termination under any Annual Bonus plan, and (B) a pro rata portion to the Date of Termination of the Annual Bonus for the year in which the Date of Termination occurs, assuming the Executive would have received an Annual Bonus equivalent to the highest previous Annual Bonus which the Executive received in any given year during the Employment Period. In the event such termination occurs in the first year of employment, the Executive's pro rata Annual Bonus will be based on a full year bonus of $75,000.

          (iii) In lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as a severance payment to the Executive, within ten
          (10) days immediately following the Date of Termination, a lump sum amount, in cash, equal to the sum of: (A) two year's Base Salary at the Executive's highest annual Base Salary rate in effect during the Employment Period and (B) an amount equivalent to twice the highest Annual Bonus that the Executive received in any given year during the Employment Period or $150,000, whichever is higher.

          (iv) The Company shall maintain in full force and effect, for the continued benefit of the Executive until the later of (x) the second anniversary of the Date of Termination or (y) the end of the Term, each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee

          Retirement Income Security Act of 1974, as amended ("ERISA")), other than any disability plan, in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans. In the event that the Executive's participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under the plan from which his continued participation is barred;

          (v) Any unvested Options or Future Stock Benefits shall, to the extent not already vested, vest immediately upon the Date of Termination;

          (vi) The Company shall have no additional obligations to the Executive under this Agreement except to the extent provided in Sections 3(e) and 3(f).

     (f)  Termination Without Cause Outside a Window Period by the Executive. If
          ------------------------------------------------------------------
          the Executive's employment is terminated by the Executive without Cause outside of a Window Period, the Company shall not have any other or further obligations to the Executive under this Agreement except
          (i) as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement to the date of termination, and (ii) as may be provided in accordance with the terms of retirement and other benefit plans pursuant to Section 3(e) and 3(f). In addition, the pro rata portion of any unvested Options or Future Stock Benefits that were scheduled to vest in the year of the Executive's termination shall vest immediately. Such pro rata amount will be determined in each such case for the Options and Future Stock Benefits by taking the number of Options or Future Stock Benefits (whichever the case may be) which were scheduled to vest on the next succeeding vesting date after the Date of Termination and multiplying each by a fraction, the numerator of which is the number of days that have elapsed from the vesting date immediately preceding the Date of Termination (or the grant date) to the Date of Termination, and the denominator of which shall be the number of days scheduled between the most recent vesting date preceding the Date of Termination (or the grant date) and the vesting date first succeeding the Date of Termination (such formula hereinafter referred to as the "Pro Rata Option Formula").

     (g)  Mitigation.  The Executive shall not be required to mitigate amounts
          ----------
          payable pursuant to Section 8 hereof by seeking employment or otherwise, but any payments made or benefits provided pursuant to
          Section 8(e)(iv) hereof shall be offset by any similar payments or benefits made available without cost to the Executive from any subsequent employment during the Term (determined immediately prior to such termination of employment.)

9.   CONFIDENTIAL INFORMATION:
     ------------------------

     (a)  Unauthorized Disclosure.   The Executive shall not, either during the
          -----------------------
          Executive's employment hereunder or thereafter, disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with the Executive's duties hereunder, any confidential or proprietary information relating to the Company's business, prospects, finances, operations, customers, products, services, rates, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information:

          (i)  is clearly obtainable in the public domain; or

          (ii) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof; or

          (iii) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

     (b) The Executive agrees and understands that the remedy at law for any breach by him of this Section 9 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to seek immediate injunctive relief.
          Nothing in this Section 9 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 9 which may be pursued or availed of by the Company.

     (c)  The Executive acknowledges that the Executive's obligations under this
          Section 9 shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with Cause or without Cause.

10.  EXCISE TAX GROSS-UP PAYMENT:
     ---------------------------

     (a) Notwithstanding anything herein to the contrary, if it is determined that any payment and/or other compensation under the terms of this Agreement or otherwise would be subject to the excise tax imposed by
          Section 4999 and/or Section 280 of the Internal Revenue Code (the "Code") or any interest or penalties should be assessed with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then Executive shall be entitled to an additional cash payment (a "Gross-Up Payment") in an amount that will place Executive in the same after-tax economic position that Executive would have enjoyed if the Excise Tax had not applied to such payment and/or other compensation. The amount of the Gross-Up Payment shall be determined by an accounting firm selected by the Executive in his sole discretion (the "Accounting Firm") in accordance with such formula as the Accounting Firm deems appropriate. No Gross-Up Payments shall be payable hereunder if the Accounting Firm determines that the payments and/or other compensation are not subject to an Excise Tax. The Accounting Firm shall be paid by the Company (or any successor thereto) for services performed hereunder.

     (b) All determinations required under this Section 10, including whether a Gross-Up Payment is required, the amount of the payment and/or other compensation constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations to both Executive and the Company within fifteen (15) days of any date reasonably requested by the Executive on which a determination under this Section 10 is necessary or advisable. The Company shall pay to the Executive, in cash, subject to any applicable tax withholding requirements, the Gross-Up Payment within fifteen (15) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Company agrees that the Accounting Firm shall provide the Executive with an opinion that the Accounting Firm, having substantial authority under the Code and other tax regulations and based on its judgement and an assessment of the facts, does not believe the Executive will have to report an Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Executive and the Company (or any successor thereto).

     (c) In the event that it is finally determined by the Internal Revenue Service on audit or in a judicial proceeding that the Executive is liable for any Excise Tax in an amount other than that determined by the Accounting Firm, the Gross-Up Payment shall be recomputed by the Accounting Firm based on the Excise Tax that is finally determined to be due. The Executive shall refund any resulting overpayment (together with interest at the prevailing short-term applicable federal rate under section 1274 of the Code) and the payer of the original Gross-Up Payment shall pay to the Executive any resulting shortfall (together with interest at the short-term applicable federal rate under section 1274 of the Code), promptly following such recomputation. The Company shall indemnify the Executive against any costs and expenses (including the reasonable fees of attorneys and accountants) incurred in connection with any audit or examination of, or legal proceedings in connection with, his tax return for any taxable year for which an Excise Tax is, or is alleged to be, due, to the extent attributable to the issue of such Excise Tax.

MISCELLANEOUS:
-------------

     (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

     (b) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

     (c) At all times during and after Executive's employment and the date of this Agreement, the Company shall indemnify the Executive to the fullest extent permitted by law for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of his duties hereunder and shall at all times maintain appropriate provisions in its articles of incorporation and bylaws which mandate that the Company provide such indemnification. The Company shall also provide, for the benefit of the Executive, Directors and Officers' liability insurance in amounts which are customary for directors and officers of other public companies similar in character or size to the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this
          Section 11(c).

     (d) The Company shall reimburse Executive for reasonable fees and expenses incurred in connection with the negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of his attorneys.

     (e) The Company will require any purchaser of all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11(e) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (f) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     (g) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining in the metropolitan Boston, MA area, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The Company (or any successor thereto) and the Executive each agree to use their best efforts to begin the arbitration process within three months of any notification from the other party requesting arbitration to settle a dispute. The Company (or any successor thereto) shall pay all costs of any such proceeding.

     (h) All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or nationally recognized express delivery service, as follows:

               If to the Company or the Board:

               CTC Communications Corp.

               360 Second Avenue

               Waltham, MA 02154

               Attention:  Chief Executive Officer

               Fax Number: (781) 890-1613



          If to the Executive:



               Steven C. Jones

               795-A Meadowland Drive

               Naples, FL 34108



          Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon telephonic confirmation of receipt by the party to whom it is addressed. All notices by facsimile transmission shall be followed up promptly after transmission by delivering an original copy by hand, certified or registered mail, or by Express Mail, Federal Express or other such delivery service. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

     (i) The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     (j) This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     (k) This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the Commonwealth of Massachusetts, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the non-exclusive personal jurisdiction of the federal and state courts sitting in Massachusetts; accordingly, subject to the provisions for arbitration provided in Section 11(g), any justiciable matters involving the Company and the Executive with respect to this Agreement may be adjudicated only in a federal or state court sitting in Massachusetts.

     (l) All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts relating to taxes and other government assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

     (m) Captions and section headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

     (n) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

     (o) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.



CTC COMMUNICATIONS CORP.:

By: /s/ Robert J. Fabbricatore
   _____________________________________
       Robert J. Fabbricatore
       Chairman and Chief Executive Officer



EXECUTIVE:

By: /s/ Steven C. Jones
   ___________________________________
       Steven C. Jones

       Address:
       795-A Meadowland Drive
       Naples, FL 34108